STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

DAVID LAZAR

Job:C20180518-1726
May 18, 2018

Special Handling Instructions:
EXP REV/BL EMAILED 05/18/18 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Business License			8	$500.00	$4,000.00
Business License Late Fee			8	$100.00	$800.00
Annual List	20180228601-80	5/18/2018 4:02:06 PM	1	$150.00	$150.00
Revival	20180228599-36	5/18/2018 4:00:06 PM	1	$300.00	$300.00
Business License 6/2018-6/2019	20180228601-80	5/18/2018 4:02:06 PM	1	$500.00	$500.00
24 Hour Expedite	20180228599-36	5/18/2018 4:00:06 PM	1	$125.00	$125.00
Acceptance of Registered Agent	20180228600-79	5/18/2018 4:01:06 PM	1	$60.00	$60.00
Annual List	20180228599-36	5/18/2018 4:00:06 PM	8	$150.00	$1,200.00
Late Fee	20180228599-36	5/18/2018 4:00:06 PM	8	$75.00	$600.00
New Filing Fee	20180228599-36	5/18/2018 4:00:06 PM	1	$75.00	$75.00
Total					$7,810.00

Payments

Type	Description	Amount
Credit	5266864752456010003024	$7,810.00
Total		$7,810.00

Credit Balance: $0.00

Job Contents:

File Stamped Copies	3
Business License	1

DAVID LAZAR

181004

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Statement of Change of Registered Agent by Represented Entity

(PURSUANT TO NRS 77.340)

This form may be submitted by: the Represented Entity to appoint a new Registered Agent or amend own service of process info. For more information please visit http://www.nvsos.gov/index.aspx?page=141

Filed in the office of	Document Number
Barbara K. Cegavske	20180228600-79
Barbara K. Cegavske	Filing Date and Time
Secretary of State	05/18/2018 4:01 PM
State of Nevada	Entity Number
	E0475432007-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Represented Entity:

SHENTANG INTERNATIONAL, INC.

2. Entity File Number: E0475432007-5

3. This statement of change will have the following effect: (check only one)

[X] Appoints a new agent for service of process **(complete 4a or 4b)**

[ ] Updates contact information of the Represented Entity acting as own agent **(complete 4c)**

4. Information in effect upon the filing of this statement: (complete only one section)

a) Commercial Registered Agent:

EMPIRE STOCK TRANSFER INC.

Name

b) Noncommercial Registered Agent:

Name

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) Title of Office or Other Position within Represented Entity:

Name of Title or Position

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

5. Signature of Represented Entity: **(required)**

X *David Lazar* Date: 5/16/18

Authorized Signature

6. Registered Agent Acceptance: **(required)**

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Date: 5/16/2018

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

FEE: $60.00

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Revival
(PURSUANT TO NRS 78.730 AND 81.010)

Page 1

Filed in the office of	Document Number
Barbara K. Cegavske	20180228599-36
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/18/2018 4:00 PM
	Entity Number E0475432007-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Revival for a Nevada Corporation
(For Corporations Governed by NRS 78.730 and 81.010)

1. Name of corporation:

Shentang International Inc

2. Registered Agent for service of process: (check only one box)

☒ Commercial Registered Agent: Empire Stock Transfer
Name

☐ Noncommercial Registered Agent (name and address below)

☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | NEVADA | Zip Code

Mailing Address (if different from street address) | City | NEVADA | Zip Code

3. Date when revival of charter is to commence or be effective, which may be before the date of the certificate: May 16, 2018
(month, day, year)

4. Indicate whether or not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. The corporation's existence shall be:

PERPETUAL or ____________
(Time for which the revival is to continue)

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Revival

(PURSUANT TO NRS 78.730 AND 81.010)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5. Names and addresses of **President, Secretary, Treasurer and Directors:** (additional pages may be attached as necessary)

David Lazar
Name of **President** or equivalent

Address	City	State	Zip Code
3445 Lawrence Ave	Oceanside	Ny	11572

David Lazar
Name of **Secretary** or equivalent

Address	City	State	Zip Code
3445 Lawrence Ave	Oceanside	Ny	11572

David Lazar
Name of **Treasurer** or equivalent

Address	City	State	Zip Code
3445 Lawrence Ave	Oceanside	Ny	11572

David Lazar
Name of **Director**

Address	City	State	Zip Code
3445 Lawrence Ave	Oceanside	Ny	11572

David Lazar
Name of **Director**

Address	City	State	Zip Code
3445 Lawrence Ave	Oceanside	Ny	11572

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Revival

(PURSUANT TO NRS 78.730 AND 81.010)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

6. The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 78 and/or 81.

7. Check one:

☒ The undersigned declare that they have obtained written consent of the stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation.

☐ The undersigned declare that they are the person(s) who have been designated by a majority of the directors in office to sign this certificate and that no stock has been issued. Membership approval not required under NRS 81.010(2).

I declare under the penalty of perjury that the revival has been authorized by a court of competent jurisdiction or by the duly elected board of directors of the entity or if the entity has no board of directors, its equivalent of such board.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X David Sagal
Signature

CEO
Title

X
Signature

Title

A REGISTERED AGENT ACCEPTANCE *MUST* ACCOMPANY THIS CERTIFICATE

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

SHENTANG INTERNATIONAL, INC.	E0475432007-5

NAME OF CORPORATION

FOR THE FILING PERIOD OF [   ] TO [   ]

100103

USE BLACK INK ONLY - DO NOT HIGHLIGHT

**** YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov ****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

Filed in the office of	Document Number 20180228601-80
Barbara K. Cegavske	Filing Date and Time 05/18/2018 4:02 PM
Secretary of State State of Nevada	Entity Number E0475432007-5

ABOVE SPACE IS FOR OFFICE USE ONLY

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: [   ]

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
001 - Governmental Entity
006 - NRS 680B.020 Insurance Co.

☒ This corporation is a publicly traded corporation. The Central Index Key number is: 0001422296

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
David Lazar	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
3445 Lawrence Ave	Oceanside	Ny	11572
NAME	TITLE(S)		
David Lazar	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
3445 Lawrence Ave	Oceanside	Ny	11572
NAME	TITLE(S)		
David Lazar	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
3445 Lawrence Ave	Oceanside	Ny	X 11572
NAME	TITLE(S)		
David Lazar	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE
3445 Lawrence Ave	Oceanside	Ny	11572

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X David Lazar

Signature of Officer

Title	Date
CEO	May 16, 2018

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

SHENTANG INTERNATIONAL, INC.

Nevada Business Identification # NV20071176761

Expiration Date: June 30, 2019

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 18, 2018

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.